Exhibit 99(a)(1)(C)

AUDAX CREDIT BDC INC.

NOTICE OF WITHDRAWAL

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES HELD IN

AUDAX CREDIT BDC INC.

TENDERED PURSUANT TO THE OFFER TO

PURCHASE DATED JULY 12, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS

NOTICE OF WITHDRAWAL MUST BE RECEIVED BY AUDAX CREDIT BDC INC.

EITHER BY HAND-DELIVERY OR MAIL BEFORE, 11:59 P.M.

EASTERN TIME, ON AUGUST 9, 2023, UNLESS THE OFFER IS EXTENDED.

THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A

PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO:

Audax Credit BDC Inc.

101 Huntington Avenue

Boston, MA 02199

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY AUDAX CREDIT BDC INC. AT THE ADDRESS ABOVE.

TENDERED PURSUANT TO THE
AUDAX CREDIT BDC INC.	OFFER TO PURCHASE DATED
NOTICE OF WITHDRAWAL	JULY 12, 2023

LADIES AND GENTLEMEN:

The undersigned hereby withdraws the tender of its Shares to Audax Credit BDC Inc. (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated _________, 20__.

This tender was in the amount of:_______________ Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as it appeared on the subscription agreement
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)